Exhibit 99.1
For Immediate Release
Harris Interactive Q1FY08 Revenue Up 17% — Operating Income Climbs 58%

Noteworthy points
○	Revenue $55.2M — $0.02 EPS

○	Acquisition model is working — $6.1 million revenue contribution from recent acquisitions drives growth

○	Pro forma organic revenue up 4% — driven by 6% increase in US organic revenue

○	European revenue up 13% despite 4% decline in UK revenue

○	Internet revenue grows 15% — N. America Internet revenue up 14%

○	Larger critical mass now creating profit leverage – operating and adjusted EBITDA margins increase

○	Company reaffirms FY08 expectations: $258-$265 million revenue and $0.17 — $0.18 EPS
Revenue and Internet Revenue Q1FY08 vs. Q1FY07

In $ US millions
except for %’s	Revenue			Pro Forma Organic Revenue			Internet Revenue
	Q1FY08	Q1FY07	% Chg	Q1FY08	Q1FY07*	% Chg	Q1FY08	Q1FY07	% Chg
Consolidated	$55.2	$47.2	17%	$55.2	$53.3	4%	$33.3	$28.9	15%
N. America	$42.0	$35.8	17%	$42.0	$40.0	5%	$27.7	$24.4	14%
Europe	$12.8	$11.4	13%	$12.8	$12.9	(0)%	$5.5	$4.5	24%
Asia	$0.3	—	nm	$0.3	$0.3	2%	$0.03	—	nm

* Q1FY07 pro forma organic revenue for Europe includes unaudited revenue for Media Transfer. Q1FY07 pro forma organic revenue for N. America and Asia includes unaudited revenue for both Decima and MarketShare for August and September 2006, consistent with the portion of Q1FY08 that includes revenue from those companies.
ROCHESTER, N.Y. — November 2, 2007 — Harris Interactive® (NASDAQ:HPOL) released financial results for its first quarter of fiscal 2008, which ended September 30, 2007. Comparative results are for continuing operations only and exclude our Rent and Recruit business which was sold in August 2007.
Revenue
Driven by contributions from our recent acquisitions in Germany, Canada and Asia, fiscal first quarter revenue was up 17%. Consolidated pro forma organic revenue was up 4%, led by a 6% organic revenue increase in the United States.
“As expected, our first quarter results have given us a strong start for the fiscal year. Our three recent acquisitions, MediaTransfer, Harris/Decima and MarketShare hit their numbers. We expect to see strong future performance from those units, which will further prove the viability of a properly conceived and managed globalization strategy,” said Gregory T. Novak, president and CEO. “The majority of our US research groups showed strong growth in the quarter and it was especially gratifying to see revenue growth return to our Health Care unit despite continued uncertainties in that sector,” Novak continued.
Operating/net income
Fiscal first quarter operating income was $1.6 million, up 58% when compared with operating income of $1.0 million last year. Net income for the quarter was $1.1 million, or $0.02 per diluted share, up 23% when compared with the first quarter of fiscal 2007. “We are pleased that both operating income and earnings per share met our expectations for the quarter,” stated Ronald E. Salluzzo, CFO of Harris Interactive.
Adjusted EBITDA
Adjusted EBITDA1, adding back $1.1 million of non-cash stock-based compensation expense, was $5.0 million or 9.1% of revenue, up 32% compared to Q1FY07. “We believe that adjusted EBITDA is the best measure of the operating performance of the Company while we are in an acquisitive mode. However, due to the fact that our quarters remain somewhat volatile, we continue to recommend that our business cycle be evaluated on a full-year versus a single-quarter basis,” said Salluzzo.

Bookings
Bookings, including $6.2 million of bookings contributed by recent acquisitions, were $50.8 million, up 18% when compared with $42.9 million of bookings for the same period a year ago. Organic bookings grew 4% in the quarter.
Balance sheet
As of September 30, 2007, cash, cash equivalents and marketable securities were $24.1 million, down versus $46.8 million reported a year ago, and down from the $33.3 million of cash, cash equivalents and marketable securities reported as of June 30, 2007. This sequential decline in cash was mainly due to the payment of annual bonuses, sales commissions and interest payments. The Company currently has $34.6 million in outstanding debt. “During the quarter, the Company secured a five-year $100 million debt facility that will ensure our ability to finance operating needs and provide funding for future acquisitions or other appropriate transactions,” said Salluzzo.
FY2008 outlook
“Based on the results from Q1 and the current outlook, we remain comfortable with our previously issued FY08 guidance: revenue of between $258 and $265 million, adjusted EBITDA of between $30 and $31 million, and net earnings of between $0.17 and $0.18 per diluted share,” Salluzzo concluded.
Q1 results conference call and webcast access
The Company has scheduled a conference call to discuss these results for Friday, November 2, 2007 at 8:30 a.m. ET. Gregory T. Novak, president and CEO will host the teleconference. Formal remarks will be followed by a question and answer session.
To access the conference call, please dial toll-free 888.713.4215 in the United States and Canada, or 617.213.4867 internationally. The passcode is 81645087.
You may pre-register for this call by clicking here. (or cut and paste the following URL into your browser window) https://www.theconferencingservice.com/prereg/key.process?key=PMRPH66QY. Pre-registrants will be issued a pin number that will permit rapid access to the teleconference. A live webcast of the conference call will also be accessible via the investor relations section of the Company’s website at www.harrisinteractive.com/ir, where an archived replay of the webcast will be available for 30 days following the call. No telephone replay of the conference call will be provided. This media release, including financial schedules, will be available at our website www.harrisinteractive.com/ir prior to the call.
Harris Interactive Key Operating Metrics — Quarterly
Updated 11/2/07

	Q1	Q2	Q3	Q4	Q1
Dollar amounts in millions US$	FY2007	FY2007	FY2007	FY2007	FY2008
Consolidated Revenue	$47.2	$55.7	$51.7	$57.1	$55.2
Internet Revenue (% of total revenue)	61%	58%	60%	63%	60%
NA Internet Revenue (% of NA revenue)	68%	67%	68%	73%	66%
European Internet Revenue (% of European revenue)	39%	30%	30%	36%	43%
Cash, Cash Equivalents & Marketable Securities	$46.8	$54.0	$29.1	$33.3	$24.1
Bookings	$42.9	$65.7	$57.6	$50.9	$50.8
Ending Sales Backlog	$54.6	$64.6	$70.4	$64.9	$67.4
Average Billable Full Time Equivalents (FTE’s)	720	719	728	712	766
Days Sales Outstanding (DSO)	47 days	43 days	35 days	43 days	49 days
Utilization	61%	61%	64%	68%	62%
Bookings to Revenue Ratio (B/R)	0.91	1.18	1.11	0.89	0.92

Harris Interactive Key Operating Metrics — Trailing Twelve Months
Updated 11/2/07

Dollar amounts in millions US$	Sep 06	Dec 06	Mar 07	Jun 07	Sep 07
Consolidated Revenue	$211.2	$213.1	$213.5	$211.8	$219.8
Internet Revenue (% of total revenue)	60%	59%	59%	61%	60%
NA Internet Revenue (% of NA revenue)	68%	67%	67%	69%	69%
EUR Internet Revenue (% of European revenue)	32%	32%	32%	34%	35%
Total Bookings	$213.6	$220.7	$213.0	$217.1	$225.0
Average Billable Full Time Equivalents (FTE’s)	716	715	720	720	731
Utilization	63%	63%	63%	63%	64%
Bookings to Revenue Ratio (B/R)	1.01	1.04	1.00	1.03	1.02

Key Operating Metrics Definitions
Bookings — The contract value of revenue-generating projects that are anticipated to take place during the next four fiscal quarters for which a firm client commitment has been received during the current period, less any adjustments to prior period bookings due to contract value adjustments or project cancellations during the current period.
Ending Sales Backlog — Prior period ending sales backlog plus current period bookings less revenue recognized on outstanding projects as of the end of the period.
Average Billable Full-time Equivalents (FTE’s) — The hours of available billable capacity in a given period divided by total standard hours for a full-time employee. This represents an average for the periods reported.
Days Sales Outstanding (DSO) — Accounts receivable as of the end of the applicable period (including unbilled receivables less deferred revenue) divided by our daily revenue (total revenue for the period divided by the number of calendar days in the period).
Utilization — Hours billed by project personnel in connection with specific revenue-generating projects divided by total hours of available capacity. Hours billed do not include marketing, selling, or proposal generation time.
Bookings to Revenue Ratio (B/R) — This ratio is determined by dividing total bookings for the period by total revenue. Ratios above 1.0 are indicative of a growing sales backlog.
NOTE: The metrics presented herein should be read in conjunction with all other reports and documents filed by the Company with the Securities and Exchange Commission during each of the fiscal periods noted above.
Please see attached schedules for detailed financial information.
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About Harris Interactive
Harris Interactive is one of the largest and fastest-growing market research firms in the world. The company provides innovative research, insights and strategic advice to help its clients make more confident decisions which lead to measurable and enduring improvements in performance. Harris Interactive is widely known for The Harris Poll ®, one of the longest running, independent opinion polls and for pioneering online market research methods. The company has built what it believes to be the world’s largest panel of survey respondents, the Harris Poll Online. Harris Interactive serves clients worldwide through its North American, European and Asian offices and through a global network of independent market research firms. More information about Harris Interactive may be obtained at www.harrisinteractive.com.
To become a member of the Harris Poll Online and be invited to participate in online surveys, register at http://www.harrispollonline.com.
Contact:
Dan Hucko
SVP, Corporate Communications — Investor Relations
Harris Interactive Inc.
585-214-7470
800-866-7655 x7470
Safe Harbor Statement
This media release includes statements that may constitute forward-looking information. We caution you that these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed. Additional detailed information concerning a number of factors that could cause actual results to differ is readily available in the “Risk Factors” section of the most recent Annual Report on form 10-K filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.
Harris Interactive Inc. 11/07

Harris Interactive Inc.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	September 30,	June 30,
	2007	2007

Assets
Cash and cash equivalents	$24,108	$28,911
Marketable securities	—	4,418
Accounts receivable, net	37,624	34,794
Unbilled receivables	12,977	9,938
Prepaids and other current assets	7,061	6,964
Deferred tax assets	3,752	3,754
Assets held for sale	—	1,074

Total current assets	$85,522	$89,853

Property, plant and equipment, net	12,904	9,902
Goodwill	121,184	111,554
Other intangibles, net	24,509	11,788
Deferred tax assets	12,720	13,628
Other assets	2,546	1,401

Total assets	$259,385	$238,126

Liabilities and Stockholders’ Equity
Accounts payable	$9,502	$8,079
Accrued expenses	20,123	22,198
Current portion of long-term debt	6,947	19,625
Deferred revenue	17,291	17,575
Liabilities held for sale	—	330

Total current liabilities	$53,863	$67,807

Long-term debt	27,678	—
Deferred tax liabilities	4,715	859
Other long-term liabilities	1,341	1,016

Total stockholders’ equity	$171,788	$168,444

Total liabilities and stockholders’ equity	$259,385	$238,126

Harris Interactive Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three months ended
	September 30,
	2007	2006

Revenue from services	$55,186	$47,213
Cost of services	27,228	22,477

Gross profit	27,958	24,736
Gross margin	50.7%	52.4%

Operating expenses:
Sales and marketing	5,687	4,659
General and administrative	18,349	17,335
Depreciation and amortization	2,290	1,710

Total operating expenses	26,326	23,704

Operating income	1,632	1,032
Operating margin	3.0%	2.2%

Interest and other income	372	578
Interest expense	(440)	—

Income from continuing operations before income taxes	1,564	1,610

Provision for income taxes	546	673

Income from continuing operations	1,018	937
Income from discontinued operations, net of tax	124	(5)

Net income	$1,142	$932

Basic net income per share:
Continuing operations	$0.02	$0.02
Discontinued operations	0.00	(0.00)

	$0.02	$0.02

Diluted net income per share:
Continuing operations	$0.02	$0.02
Discontinued operations	0.00	(0.00)

	$0.02	$0.02

Weighted average shares outstanding -

Basic	52,642,117	59,325,835

Diluted	52,687,728	59,596,419

Reconciliation of GAAP Income to EBITDA and Adjusted EBITDA

	Q1FY08	Q1FY07

Revenue from services	$55,186	$47,213

GAAP Net Income	$1,142	$932
Income from discontinued operations, net of tax	(124)	5
Interest income	(372)	(578)
Interest expense	440	—
Provision for income taxes	546	673
Depreciation and amortization	2,290	1,710

EBITDA	$3,922	$2,742
EBITDA margin	7.1%	5.8%
Stock-based compensation*	1,074	1,039

[1]Adjusted EBITDA (EBITDA plus stock-based compensation)	$4,996	$3,781

Adjusted EBITDA margin	9.1%	8.0%
*Stock compensation expense represents the cost of stock-based compensation awarded by the Company to its employees under Statement of Financial Accounting Standards No. 123(R), “Share-Based Payments” (“SFAS No. 123(R)”).